Exhibit 99(j)16

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Northern Lights Trust Fund II, and to the use of our report dated August 31, 2024 on the financial statements and financial highlights of GGM Macro Alignment ETF, a series of Northern Lights Fund Trust II. Such financial statements and financial highlights appear in the 2024 Annual Report to Shareholders, which is incorporated by reference on Form N-1A.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

December 27, 2024